Exhibit 99.1
Ticker: HVB www.hudsonvalleybank.com September 5, 2012 WELCOME STEVE BROWN PRESIDENT & CEO
Today's Speakers Stephen Brown has been President and Chief Executive Officer of the Company since May 2012. Previously, Mr. Brown served as Senior Executive Vice President, Chief Financial Officer of the Company from January 2001 to May 2012; he added the title of Treasurer in July 2004 to May 2012 and the title of Secretary in May 2010 to May 2012. Previously, Mr. Brown served in various other executive capacities with the Company and Hudson Valley Bank (the 'Bank'). He has been employed by the Bank since 1993. Prior to joining the Bank, Mr. Brown held executive management positions with companies in the manufacturing, distribution, transportation and financial services industries with both public and private companies. He is a Certified Public Accountant. Mr. Brown has been a director since 2000. STEVE BROWN - PRESIDENT & CHIEF EXECUTIVE OFFICER
Today's Speakers Frank Skuthan has been Executive Vice President, Chief Operating Officer of Hudson Valley Bank since November 2007. Until May 2011, Mr. Skuthan also served as Marketing Director of the Bank. Previously, Mr. Skuthan served as Executive Vice President and Marketing Director of HVB from August 2000. He has been employed by the Bank since 2000. Prior to joining the Bank, Mr. Skuthan held executive positions in banking and management consulting. FRANK SKUTHAN - EVP & CHIEF OPERATING OFFICER
Today's Speakers Michael Gilfeather has been Executive Vice President, Chief Administrative Officer of Hudson Valley Bank since June 2011. Mr. Gilfeather joined Hudson Valley Bank as Executive Vice President in charge of all Branch Banking in July 2005. Prior to joining the Bank he held senior positions at Bank of New York. Mr. Gilfeather has over 25 years of experience in the banking and financial services sector. MIKE GILFEATHER - EVP & CHIEF ADMINISTRATIVE OFFICER
Today's Speakers Paul Ulrich joined Hudson Valley Bank as Executive Vice President and Chief Credit Officer in September 2010. Prior to joining the Bank, Mr. Ulrich was Senior Vice President, Senior Credit Officer of First Tennessee Bank, a financial institution based in Memphis, Tennessee from July 2007. From June 2002 to June 2007 he held senior commercial real estate positions with Washington Mutual, a financial institution based in Seattle, Washington. Mr. Ulrich has over 30 years of experience in the banking sector. PAUL ULRICH - EVP & CHIEF CREDIT OFFICER
Today's Speakers STEPHEN BURKE - PRESIDENT, A.R. SCHMEIDLER & CO. Stephen Burke joined A.R. Schmeidler & Co. in June of 2007. Previously, he was the CEO of Deutsche Asset Management's $165 billion Institutional Business in the Americas, serving the Defined Benefit, Insurance and Cash Management segments. Stephen joined Deutsche after a 21-year career at the Mellon Financial Corporation where he served as Vice Chairman of Standish Mellon Asset Management and was responsible for institutional sales, marketing and client services. Before joining Standish, Stephen was the President of Dreyfus' Marketing and Advertising Division.
Today's Speakers Susan Cullen joined Hudson Valley Bank as Executive Vice President and Chief Risk Officer in June 2012. Prior to joining the Bank Ms. Cullen served in the financial institution practice of Grant Thornton LLP for the past 18 years, the last four as an Audit Partner, with professional expertise in business risk, enterprise risk and regulatory risk. Ms. Cullen has more than 25 years of experience in auditing and risk management. She is a Certified Public Accountant. SUSAN CULLEN - EVP & CHIEF RISK OFFICER

Today's Agenda

TIME	AGENDA	PRESENTER
12:00	Welcome	Steve Brown, President & Chief Executive Officer
12:15	Lunch	
1:15	Strategic Overview & Investment Highlights	Steve Brown, President & Chief Executive Officer
1:45	The Hudson Valley Bank Customer	Frank Skuthan, EVP & Chief Operating Officer
2:05	Metro NY's Premier Core Deposit Franchise	Mike Gilfeather, EVP & Chief Administrative Officer
2:25	Introduction to A.R. Schmeidler	Stephen Burke, President, A.R. Schmeidler & Co.
2:55	Balance Sheet & Asset Quality	Paul Ulrich, EVP & Chief Credit Officer
3:20	Break	
3:30	Panel Discussion: Adopting Best Practices	S. Brown; F. Skuthan; Susan Cullen, EVP & Chief Risk Officer
4:00	Hudson Valley: An Efficient Operator	Steve Brown, President & Chief Executive Officer
4:20	Market Potential in Metro NYC	Frank Skuthan, COO; Mike Gilfeather, CAO
4:40	Hudson Valley Investment Highlights	Steve Brown, President & Chief Executive Officer
5:00	Cocktails	

Hudson Valley Holding Corp. 7
Ticker: HVB www.hudsonvalleybank.com September 5, 2012 PRESENTATIONS BEGIN AT 1:15
STRATEGIC OVERVIEW & INVESTMENT HIGHLIGHTS STEVE BROWN PRESIDENT & CHIEF EXECUTIVE OFFICER September 5, 2012 9
Safe Harbor Statement "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This presentation contains various forward-looking statements with respect to earnings, credit quality and other financial and business matters within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-statements can be identified by words such as "expects," "anticipates," "intends," "believes," "estimates," "predicts" and words of similar import. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to future periods are subject to uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include, but are not limited to, statements regarding: (a) our ability to comply with the formal agreement entered into with the Office of the Comptroller of the Currency (the "OCC") and any additional restrictions placed on us as a result of future regulatory exams or changes in regulatory policy implemented by the OCC or other bank regulators; (b) the OCC and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions; (c) the results of the investigation of A.R. Schmeidler & Co., Inc. by the Securities and Exchange Commission (the "SEC") and the Department of Labor (the "DOL") and the possibility that our management's attention will be diverted to the SEC and DOL investigations and settlement discussions and we will incur further costs and legal expenses; (d) the adverse affects on the business of A.R. Schmeidler & Co., Inc. and our trust department arising from a settlement with the SEC and DOL investigations; (e) our inability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment, Federal Reserve Board guidance, our Bank's capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank; (f) the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us; (g) further increases in our non-performing loans and allowance for loan losses; (h) ineffectiveness in managing our commercial real estate portfolio; (i) lower than expected future performance of our investment portfolio; (j) a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers; (k) continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans; (l) lower than expected demand for our products and services; (m) possible impairment of our goodwill and other intangible assets; (n) our inability to manage interest rate risk; (o) increased expense and burdens resulting from the regulatory environment in which we operate and our inability to comply with existing and future regulatory requirements; (p) our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels in its capital plan provided to the OCC, or such higher capital levels as may be required; (q) proposed legislative and regulatory action may adversely affect us and the financial services industry; (r) future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments; (s) potential liabilities under federal and state environmental laws; (t) regulatory limitations on dividends payable by Hudson Valley or Hudson Valley Bank. For a more detailed discussion of these factors, see the Risk Factors discussion in the Company's most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q. The forward-looking statements included in this presentation are made only as of the date hereof and the Company undertakes no obligation to update or revise any of its forward-looking statements. Unless otherwise noted, information presented is from Company sources.
NOT A TRADITIONAL RETAIL COMMUNITY BANK A "Community Business Bank" founded to focus on small and middle market commercial customers and their principals Focus on targeted niche businesses, entrepreneurs and professional service firms with high deposit transaction volume throughout the Metro New York area Low-cost, core deposits = foundation of customer relationships We sell service, with a strong commitment to acting as a "private bank" to our niche commercial customers WE LEND WHERE WE LIVE Providing prudent, conservatively underwritten loans in our home market Stable and deep management team has extensive in-market experience and is highly accessible to customers Unique Metro NYC market allows for competitive positioning with high- touch service and significant opportunities for growth A Differentiated Business Model
Our Metro New York Franchise Historic growth achieved by taking share from larger national bank competitors Largest bank headquartered in Westchester County $2.8 billion commercial bank with 36 branches throughout Westchester, Rockland, the Bronx, Manhattan and Brooklyn in NY and Fairfield County and New Haven County, in CT Source: SNL Financial; deposit data as of 06/30/2011; branch count and map as of 12/31/2011
Our Mission is Unchanged OUR METRO NYC SMALL- AND MID-SIZED COMMERCIAL CUSTOMERS REMAIN OUR FOUNDATION AND OUR PRIORITY What changes is the number and diversity of products offered to serve them, and our capability for more precisely balancing customer demand with our capital plan OBJECTIVE IS TO GAIN COMPETITIVE ADVANTAGE WHILE MAINTAINING COMPLIANCE More nimble in adapting to new environments, products, and competitors More effectively serve our niche markets with an even broader array of customized products that meet their needs
Balance Sheet Diversification is Underway OUR BALANCE SHEET IS IN TRANSITION Redeployment efforts are underway to diversify balance sheet in an efficient and profitable way We are implementing three approaches simultaneously: Asset purchases - NEAR TERM Loan participations with other institutions - NEAR & LONG TERM Building internal ability to originate, underwrite and service non-CRE credits - LONG TERM
Growth Strategy ORGANIC GROWTH IS OUR STRENGTH We have been successful in going to market in a very focused way in the highly competitive Metro NYC commercial banking market Larger bank M&A in the market provides opportunities to acquire new customers and new talent with intact books of business Referrals and reputation for service have historically generated profitable, controlled growth in customers Always seeking to grow sources of fee revenue A.R. Schmeidler acquisition in 2004 is a good example of investing in a niche business with strong fee generating capabilities Breadth and depth of niche business markets in Metro NYC provide unusually high growth opportunities compared to other areas of the U.S. Opportunistic and targeted M&A could supplement organic growth in the future
HVB Investment Highlights EFFICIENT AND LOW-COST OPERATOR Longstanding record as an efficient operator BALANCE SHEET STEWARD Low deposit funding costs support a NIM that exceeds traditional commercial banks Balance sheet is in transition: Balancing desire to deploy excess liquidity with long-term risk positioning objectives Moving away from commercial real estate focus Diversifying our lending focus to broader in-market C&I opportunities Underwriting and credit quality a key focus Capital ratios in excess of "well capitalized" and prescribed minimums FOCUS ON SHAREHOLDER RETURNS Growing returns to shareholders supports the ability to pay a meaningful dividend High insider ownership aligns management's and board's interests with shareholders'
Summary Financial Highlights 17 3.75% 65.20% 0.85% 8.63% 8.1% VS. PEERS: (1) Excludes income from loan sales. Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of June 30, 2012.
Historical Profitability RETURN ON AVERAGE ASSETS % RETURN ON AVERAGE EQUITY % Income from loan sale 1.63 15.9 0 (a) Six months ended June 30, 2012 (a ) (a )
Historical Profitability Income from loan sale PRE-TAX PRE-PROVISION DILUTED EARNINGS PER SHARE* DILUTED EARNINGS PER SHARE $2.0 4 (a) Six months ended June 30, 2012 Pre-Tax Pre-Provision Diluted Earnings per Share is a Non-GAAP measure. See Appendix for reconciliation. $1.1 7 (a ) (a )
Key Takeaways from 2012 Investor Day HISTORIC DIFFERENTIATING QUALITIES REMAIN OUR STRENGTH Low-cost core deposit base = source of stable funding for future growth Efficient mindset is in our DNA "Private Bank" approach wins and retains customers AN INCREASINGLY NIMBLE AND SOPHISTICATED BANK Ahead of the curve in adopting best practices typically reserved for $10-$25 billion banks Increased sophistication = heightened competitive edge Developing diversified lending skills as a strategic and tactical focus USING ENHANCED OPERATIONAL EFFECTIVENESS TO OUR ADVANTAGE Quicker reaction to customers' needs Quicker reaction to regulatory and market changes Quicker ability to diversify lending sources and maximize capital allocation Results in: Quicker ability to grow shareholder returns
THANK YOU QUESTIO NS
THE HUDSON VALLEY BANK CUSTOMER FRANK SKUTHAN EXECUTIVE VICE PRESIDENT & CHIEF OPERATING OFFICER September 5, 2012 22
Hudson Valley's Business Model Commercial bank focused on small and middle market businesses, professional service firms and their principals - they view us as their "private bankers" Niche businesses synergistically compliment each other to form the core of HVB's business model Relationship Focus -- high quality banking products and exceptional personal service
How is HVB Different? HUDSON VALLEY IS ABLE TO COMPETE IN A DENSE MARKET BECAUSE: Will start small and work our way into lead bank position Referral driven - satisfied customers, Business Development Board Members & centers of influence "Big Fish in Small Pond" treatment - exceptional "above and beyond service" and easy access to decision makers Decision makers who live and operate in the local market Will customize products to meet specific customer needs Provide networking opportunities to help customers grow their businesses Relationship not transaction driven - longer sales cycle
Composition of Client Segments HVB'S CLIENT RELATIONSHIPS ARE DIVERSIFIED ACROSS OUR NICHE SEGMENTS AS OF JUNE 30, 2012 AS OF JUNE 30, 2012 AS OF JUNE 30, 2012 AS OF JUNE 30, 2012 SEGMENT % OF STRATEGIC CLIENT RELATIONSHIPS % OF TOTAL BANK DEPOSITS AVERAGE DEPOSITS PER STRATEGIC CLIENT RELATIONSHIP (IN THOUSANDS) % OF STRATEGIC CLIENT RELATIONSHIPS WITH LOANS Attorney 27% 18% $694 32% Not-for-Profit 18% 15% $859 39% Property Managers 5% 15% $3,366 55% Real Estate Investors 14% 6% $489 54% Municipalities 2% 9% $5,016 7% General Business 34% 25% $768 53% TOTAL / AVERAGE 100% 88% $936
Client Retention RELATIONSHIPS ARE NOT BUILT OVERNIGHT - IT TAKES TIME The wait is worth it - the value of the relationship generally increases over time DISTRIBUTION OF STRATEGIC CLIENT RELATIONSHIPS DISTRIBUTION OF STRATEGIC CLIENT RELATIONSHIPS DISTRIBUTION OF STRATEGIC CLIENT RELATIONSHIPS DISTRIBUTION OF STRATEGIC CLIENT RELATIONSHIPS SEGMENT % <2 YEARS TENURE % 2 TO 5 YEARS TENURE % 5 TO 10 YEARS TENURE % > 10 YEARS TENURE Attorney 4% 32% 29% 35% Not-for-Profit 6% 32% 18% 44% Property Managers 8% 32% 14% 46% Real Estate Investors 18% 41% 17% 24% Municipalities 4% 26% 13% 57% General Business 6% 27% 21% 46%
Attorney Segment PROFILE: Sole practitioners to 10-20 partner firms Focus on real estate, trust & estates, and personal injury HVB SERVICES USED: Escrows - IOLA, CBTA Simple Cash Management - wires, remote deposit, cashier checks Simple borrowing needs - lines of credit, term loans, letters of credit Trust and investments services for themselves and their clients BENEFIT TO HUDSON VALLEY: Low cost net provider of funds Strong referral source to other attorneys & niches, e.g. real estate, not-for- profit HVB'S COMPETITIVE ADVANTAGE: Deep knowledge of attorneys' operations - the Business of Law Value added offerings - 34 CLEs (Continuing Legal Education seminars) given in 2012 Program with Westchester County Bar Association
Not-For-Profit Segment PROFILE: Wide array of organizations - houses of worship, schools, clubs, social service agencies, hospitals, nursing homes and cultural organizations Also includes for-profit health care HVB SERVICES USED: Heavy borrowers - mortgages, lines of credit, term loans, construction financing, equipment financing and letters of credit Heavy users of cash management - wires, ACH, positive pay, ZBAs, remote deposit Investment management services Trust services BENEFIT TO HUDSON VALLEY: Net users of funds but self-fund about 60% of their loan portfolio Portfolio diversification away from real estate HVB has large share of their wallet which equates to higher retention Referrals from customers' boards to other not-for-profits HVB'S COMPETITIVE ADVANTAGE: Well-known industry expertise and knowledge Support provided to organizations by Bank, its Foundation and its staff
Property Manager Segment PROFILE: Commercial PMs - strip centers and big box centers who own and self manage Rental PMs - HUD to high end apartments who own and self manage Third Party PMs - who manage co-ops, condo rentals for a fee HVB SERVICES USED: Full range of cash management services - remote deposit, ACH, wires, ZBAs, image enabled retail lockbox Tenant security accounts Commercial mortgages, lines of credit, lease financing BENEFIT TO HUDSON VALLEY: Low cost net provider of funds Good referral source to other niche businesses HVB'S COMPETITIVE ADVANTAGE: Deep understanding of property managers' cash flow cycles, including their tenant management software NYSERDA expertise
Real Estate Segment PROFILE: Primarily professional RE investors with multiple diversified properties Property types are commercial, office and multi-family Acquisition loans and re-financings range from $2 to $7.5 million HVB SERVICES USED: Commercial mortgages, mini-perms, equipment leasing Heavy users of cash management services BENEFIT TO HUDSON VALLEY: Significant net users of funds Some have very significant deposits but many have minimal deposit balances Generate loan fees HVB'S COMPETITIVE ADVANTAGE: Know the market and know the borrowers Experienced, well-known bankers with a track record
Municipalities Segment PROFILE: Runs the gamut from large cities to small towns and villages Also includes school districts, parking & housing authorities, police departments, fire districts, court systems and parks and recreation departments Rate sensitive and fee averse Deposits require collateral HVB SERVICES USED: Simple deposit services through complex cash management Lock box for collections of taxes and other fees BANs, RANs and TANs BENEFIT TO HUDSON VALLEY: Net provider of funds - some low cost and some competitively priced Good referral source into the local Community HVB'S COMPETITIVE ADVANTAGE: Local bank that gives back to the community
General Business Segment PROFILE: Wide array of businesses - service companies, manufacturers, distributors, contractors, professional service firms, medical, etc. Annual sales range from $3 to $250 million HVB SERVICES USED: Complete array of loan & deposit products Complete array of cash management services - more sophisticated requirements as size of company grows BENEFIT TO HUDSON VALLEY: Net provider of low cost deposits Portfolio diversification away from real estate HVB'S COMPETITIVE ADVANTAGE: Experienced bankers with local market knowledge Track record in the community
Trust Segment PROFILE: Individuals with assets requiring a Trustee or Guardian Fiduciaries in need of investment management services Majority of the relationships range from $500,000 to $8 million HVB SERVICES USED: Fiduciary services - trusts and guardianships Investment management BENEFIT TO HUDSON VALLEY: Stable, long-term relationships Annuity-like revenue stream HVB'S COMPETITIVE ADVANTAGE: Will accept trusts under $2 million Offer separate investment account compared to mutual funds Local trust officers & administrators vs. out-of-area for large banks Experienced, knowledgeable and stable staff of administrators
THANK YOU QUESTIO NS
METRO NEW YORK'S PREMIER CORE DEPOSIT FRANCHISE MIKE GILFEATHER EXECUTIVE VICE PRESIDENT & CHIEF ADMINISTRATIVE OFFICER September 5, 2012 35
Core Deposits - The Jewel of the Franchise Low Cost, Dependable Source of Funding How we Identify, Maintain and Grow Them!
DEPOSIT METRICS Jun 30, 2011 Jun 30, 2012 Jun 30, 2012 DEPOSIT METRICS HVB HVB PEERS(2) Core Deposits / Total Deposits (1) 95% 96% 87% Non Interest Bearing Deposits / Total Deposits 36% 40% 19% Deposits / Total Funding 97% 98% 91% Loan / Deposit Ratio 78% 62% 77% Cost of Total Deposits 39 bps 26 bps 52 bps A Core Deposit Driven Franchise (1) Core Deposits defined as total deposits less time deposits >$100,000. (2) Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of June 30, 2012.
A Core Deposit Driven Franchise DEPOSIT COMPOSITION - June 30, 2012 CORE FUNDING (1) Net loans excluding loans held-for-sale. (2) Core Deposits defined as total deposits less time deposits >$100,000. TOTAL DEPOSITS - $2,440 MILLION
Deposit Growth Drives Long-Term Profitability 67.2% CORE DEPOSITS(1) (1) Core deposits defined as total deposits less time deposits > $100,000 and brokered deposits. December 2006 includes approximately $127 million of deposits as part of New York National Bank acquisition. (2) Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of June 30, 2012. CORE DEPOSITS 2000 - Q2 2012 CAGR: 13.0% 95.9% CORE DEPOSITS(1) VS. 86.6% FOR PEERS(2)
Strong Net Interest Margin (1) Fully tax equivalent basis. (2) Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of June 30, 2012. VS. 3.75% PEERS(1 ,2) 1H 2012
Institutional Attention to Relationships HOW DO WE DO IT? Business managed by relationship profitability rather than volume of accounts Very different from traditional retail banking models "Relationship Status" reflects achievement of a profitability hurdle "Resumes" for each actively maintained relationship i.e. how the business came into the Bank; who their key service providers are (attorney, accountant, insurance broker, etc.); how they like to be entertained Who really makes the banking decision in each relationship Recognize that the core deposit is a key source of value for both our clients and for Hudson Valley - value proposition is mutually beneficial for the clients we target
HOW DO WE DO IT? Weekly reporting from branches about significant customer activity Reporting provides market and customer intelligence Reported to Chairman, President, EVPs, key managers Outlines loan/deposit/customer opportunities Highlights significant accomplishments from the week Reporting to the Board on Relationships at Risk Raises executive awareness - NO SURPRISES Flat corporate structure means highest-level executives know the customers and can personally reach out Institutional Attention to Relationships
Relationship Management = Differentiation Hiring the right people to manage and service relationships All 3,600 Relationships assigned to an Officer - approximately 2/3rds assigned to a Relationship Manager (RM) Relationships are measured on total balances, not just loan balances Depositors receive high-touch personalized service just like borrowers Branch Managers have the other 1/3rd assigned to them and "co- manage" all RM assigned relationships Branch Managers and Relationship Managers have very good, cooperative relationships Branches responsible for daily servicing and providing an exceptional customer banking experience Relationship Managers provide ongoing professional skill, communication and any necessary decision making
Marketing for Core Deposits HOW WE IDENTIFY, SECURE AND GROW THEM! Marketing to the right business segments - large deposits, low activity, not as rate sensitive Marketing "relationship" and "service" versus interest rate Utilizing testimonials and recommendations of current customers Ongoing calling - 10,600 documented calls in 2011 Calls made to prospective individuals/businesses that have recently interacted with a Hudson Valley RM or client
Leveraging Relationships for Additional Business RELATIONSHIP MANAGEMENT DEEP DIVE INITIATIVE Objective: Structured, joint (Branch Manager/RM) review and meeting with all relationships during 2012 to Review existing business Seek additional business Ask for referrals The Private Banking and Middle Market Model (versus the Retail banking approach)
Branch Network - Local Service & Execution 12 Branches 12 Branches 6 Branches 6 Branches Low-cost branch infrastructure supports core deposit franchise Branch value grows with age - deeper penetration into existing relationships and new referrals increase deposits per branch over time
Summary - Why HVB is Different "Private Bank" model emphasizes selling service over products Value of service relationship outweighs price sensitivity in HVB's highly specialized, targeted niche customer segments Loyal depositors trust HVB with their operating cash management needs, providing a stable source of low- cost deposits - and an opportunity for future business
THANK YOU QUESTIO NS
INTRODUCTION TO STEPHEN BURKE PRESIDENT & CEO, A.R. SCHMEIDLER 49
Agenda FIRM OVERVIEW INVESTMENT CAPABILITY STRATEGY FOR 2012 AND BEYOND
Firm Overview Long-only absolute-return managers using a distinct Graham & Dodd stock selection approach with a macro view that seeks to identify global capital flows Independent investment management firm established in 1971, acquired by Hudson Valley Bank in 2004 $1.3 billion in assets under management Team of 22 professionals including investment and client service teams Client Asset Mix Institutional 44% High-Net-Worth 56% OUR PRIMARY OBJECTIVE IS TO INCREASE THE PURCHASING POWER OF OUR CLIENTS' PORTFOLIOS ASSETS UNDER MANAGEMENT (06/30/12) $1.3 Billion Cas h 8% Equity 73% Fixe d 19% Equity Cash Fixed 0.7319 0.0761 0.192
Client Markets Served ARS CLIENTS Institutions High Net Worth HUDSON VALLEY BANK Trust Clients Individuals Institutions EXTERNAL DISTRIBUTION (Launched in 2007) Institutions Endowments Foundations Traditional Institutional Ultra High Net Worth Financial Intermediaries
Investment Professionals EXPERIENCED AND STABLE SENIOR MANAGEMENT Arnold Schmeidler Chairman, Founder Portfolio Manager/ Research Analyst Stephen Burke President/CEO Jared Levin Portfolio Manager/ Research Analyst Rich McCallum Portfolio Manager/ Research Analyst John Wyman Portfolio Manager/ Research Analyst Albert Schmeidler Portfolio Manager/ Research Analyst Andrew Schmeidler Portfolio Manager/ Research Analyst Sam Weinstock Portfolio Manager/ Research Analyst Michael Kahn Portfolio Manager/ Research Analyst INVESTMENT COMMITTEE CLIENT SERVICES Mark D. Fitzpatrick Marketing Mary Ann Raymond Client Relations Manager Richard Motta Lead Trader Martin Porosoff Fixed Income Advisor Joseph Silvagni Equity Trader TRADING DESK
Asset Growth
The ARS Difference CULTURE Collegial Intellectually Curious Open Committed to Clients PEOPLE Experienced Dedicated PROCESS Time Tested Distinct, Non-benchmark Orientation Thought Leadership
Investment Capabilities
Investment Philosophy and Focus INVESTMENT PHILOSOPHY: For equity, buy the most assets and cash flow for the fewest dollars in the key beneficiaries of secular growth trends For fixed income, preservation of principal is primary consideration with income secondary PORTFOLIO FOCUS: Preservation of principal Capital appreciation Protection of purchasing power
Investment Products MULTICAP EQUITY STRATEGY Started in 1971 Non-benchmark Approach Strong Long-term Performance Complementary Strategy BALANCED STRATEGY Started in 1971 Actively Managed Allocation Strong Long-term Performance DIVIDEND STRATEGY Started in 2011 Designed as Income Alternative Strong Short-term Performance FIXED INCOME STRATEGY Started in 1971 to Serve the Balanced Mandates Conservative Approach Strong Long-term Performance

Investment Process INVESTMENT PROCESS Evaluate and Select Individual Securities Describe Global Environment & Identify Capital Flow Trends Construct and Implement Portfolios Assess and Manage Risk
Investment Outlook THE KEY SECULAR THEMES: Industrialization and growth of the developing world Deleveraging in developed economies The emerging theme of America's industrial resurgence INVESTMENT CONCERNS: Failure to address structural unemployment in developed world Currency problems stemming from European banking crisis Implications of US election cycle on critical economic decisions Absence of growth initiatives and potential for global slowdown caused by government austerity measures Widening geopolitical risk and social unrest Risk of hard landing in China
Global Leadership Shifts Investment Outlook
Debt and Deleveraging Investment Outlook
Strategy for 2012 and Beyond
Strategy for 2012 and Beyond MAINTAIN AND DEVELOP EXISTING CLIENT RELATIONSHIPS ARS HVB including Trust Third Party PERFORMANCE ACROSS STRATEGIES Targeting Top Quartile Performance OPERATIONAL EXCELLENCE Best in Class Service and Trading Raise Compliance Standards to Reflect New Environment
Strategy for Growth EXPAND DISTRIBUTION HVB Trust Westchester and Connecticut Markets Third Party Programs Family Offices and Ultra High Net Worth Foundations and Endowments STRATEGIC AND HIGHLY SELECTIVE ACQUISITIONS People Firms
Appendix

AR SCHMEIDLER & CO
INVESTMENT ADVISORS

ARS Multicap Equity Composite Performance

Period Ending 12/31	Composite Asset-Weighted Rate of Return[1] Gross	Composite Asset-Weighted Rate of Return[1] Net	Russell 3000 (with Dividends)	Number of Portfolios	Composite Dispersion	Composite Assets ($ in Millions)	Firm Assets ($ in Millions)
1993	12.43%	11.39%	10.41%	1	-	5.62	144.76
1994	3.64%	2.80%	0.19%	1	-	21.11	163.23
1995	29.55%	28.36%	36.80%	2	-	27.21	217.34
1996	12.07%	11.06%	21.82%	2	-	30.35	247.56
1997	31.62%	30.51%	31.78%	2	-	39.77	321.72
1998	18.25%	17.27%	24.14%	2	-	45.52	376.14
1999	33.97%	32.87%	20.90%	2	-	51.46	470.38
2000	4.09%	3.29%	-7.46%	2	-	55.41	526.99
2001	-1.71%	-2.41%	-11.46%	2	-	97.84	540.94
2002	-16.44%	-17.01%	-21.54%	2	-	85.09	439.66
2003	33.70%	32.85%	31.06%	2	-	117.15	548.82
2004	13.59%	12.85%	11.95%	1	-	32.77	596.36
2005	31.48%	30.55%	6.12%	1	-	41.56	809.13
2006	18.25%	17.49%	15.72%	1	-	48.87	1,043.06
2007	33.60%	32.78%	5.14%	1	-	62.83	1,398.39
2008	-42.91%	-43.27%	-37.31%	5	-	93.71	1,031.74
2009	27.72%	26.93%	28.34%	3	-	66.25	1,369.87
2010	26.76%	25.52%	16.93%	6	2.32	120.52	1,590.57
2011	-8.70%	-9.26%	1.03%	6	0.95	91.13	1,289.74

Annualized Returns Since Inception 1/21/93 – 7/31/12 *(Net of fees, net of transaction costs)*

ARS Multicap Strategy	10.50%
S&P 500	8.15%
Russell 3000	8.20%

[1]Performance data for both "gross" and "net of fees" reflect the reduction of transaction costs. "Net of fees" reflects the deduction of advisory fees.
The investment advisory fees are described in Part II of the Form ADV. Performance results reflect the reinvestment of dividends and other earnings. Past results are not an indication of future performance. A.R. Schmeidler has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS). See Disclosure Notes.
A.R. Schmeidler has been verified for the period 12/31/99 through 12/31/10 by ACA Compliance Group – Beacon Verification Services. A copy of the report is available upon request.

Hudson Valley Holding Corp. 68

AR SCHMEIDLER & CO
INVESTMENT ADVISORS
A Hudson Valley Bank Company

ARS Balanced Institutional Composite Performance

Period Ending 12/31	Composite Asset-Weighted Rate of Return[1] Gross	Net	S&P Return (with Dividends)	Number of Portfolios	Composite Dispersion	Composite Assets ($ in Millions)	Firm Assets ($ in Millions)
1993	18.58%	17.67%	10.06%	2		34.68	144.76
1994	-.70%	-1.45%	1.30%	2	-	34.21	163.23
1995	26.23%	25.33%	37.54%	2	-	43.91	217.34
1996	9.79%	9.03%	22.99%	2	-	46.66	247.56
1997	24.94%	24.05%	33.34%	2	-	53.31	321.72
1998	18.07%	17.26%	28.57%	2	-	59.29	376.14
1999	15.42%	14.64%	20.99%	2	-	65.27	470.38
2000	9.45%	8.72%	-8.17%	3	-	80.52	526.99
2001	-2.17%	-2.80%	-12.82%	3	-	72.15	540.94
2002	-7.69%	-8.32%	-22.15%	3	-	60.97	439.66
2003	21.58%	20.77%	28.62%	4	-	74.64	548.82
2004	12.56%	11.79%	10.92%	4	-	77.16	596.36
2005	21.52%	20.66%	4.88%	5	1.51	96.24	809.13
2006	14.87%	14.01%	15.80%	6	1.30	131.43	1,043.06
2007	24.39%	23.45%	5.48%	6	2.38	151.96	1,398.39
2008	-31.59%	-32.07%	-37.03%	6	2.80	102.80	1,031.74
2009	22.07%	21.10%	26.50%	4	2.32	95.36	1,369.87
2010	19.66%	18.72%	14.79%	8	2.91	103.29	1,590.57
2011	-4.47%	-5.18%	2.14%	8	1.66	91.69	1,289.74

Annualized Returns Since Inception 12/31/92 – 7/31/12 ***(Net of fees, net of transaction costs)***

ARS Balanced Strategy	9.16%
S&P 500	8.13%

[1]Performance data for both "gross" and "net of fees" reflect the reduction of transaction costs. "Net of fees" reflects the deduction of advisory fees.

The investment advisory fees are described in Part II of the Form ADV. Performance results reflect the reinvestment of dividends and other earnings. Past results are not an indication of future performance. A.R. Schmeidler has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS). See Disclosure Notes.

A.R. Schmeidler has been verified for the period 12/31/99 through 12/31/10 by ACA Compliance Group – Beacon Verification Services. A copy of the report is available upon request.

Hudson Valley Holding Corp. 69
Disclosure Notes Internal Dispersion Internal dispersion is calculated using the asset-weighted standard deviation of annual returns of all portfolios in the composite for the entire year. Basis of Presentation Rates of return presented are computed using a time-weighted rate of return methodology that adjusts for external cash flows. Total rate of return calculations include realized and unrealized gains and loses, plus income, and cash and cash equivalents held. Gross performance returns are presented after transaction costs and before investment management fees and all operating costs. Net performance returns are presented after transaction costs and actual investment management fees and before all operating costs. Operating costs include custodian and administrative fees. Additional information regarding policies for valuating portfolios, calculating performance, and preparing compliant presentations are available upon request. Performance results for periods of less than a year are not annualized. Past performance is not indicative of future results. Composite Construction Accounts are included at the beginning of the first full calendar month the account is under management. Any account crossing over the composite's minimum threshold shall be included in the composite at the start of the subsequent month it increased in market value. Accounts are excluded at the end of the last full month the account is under management or fails to meet the composite definition. Portfolios that fall below the minimum due to market fluctuations will not be removed from the composite. Accounts are switched from one composite to another when there are changes in client's circumstances that result in changes in investment goals and objectives. Accounts are not omitted from the performance calculation for a month during the switch. A.R. Schmeidler & Co. Inc. implements the following rule for switching accounts: If the account switched composites during the month, it will exit its former composite at the end of the month the switch occurs, and enter the new composite the firms of the following month. The standard performance measurement period is monthly. Composite rates of return are calculated on a monthly basis by asset market weighting the constituent portfolio returns within the composite using beginning-of-period market value weightings. Performance returns are in U.S. Dollars. Periodic returns are geometrically linked. The composite rates of return have been calculated within A.R. Schmeidler. A complete list and description of the composites managed by A.R. Schmeidler is available upon request. Minimum asset levels for the Multicap and Balanced composites is $5 million (lowered as of 7/1/10 from $10 million, composite was not altered retrospectively). Investment Management Fees The investment management fees that applied to the historical portfolio composite were as follows: Equity and Balanced Accounts - 1.25% per annum of the first $1 million, 1.00% per annum of the next $20 million and to be discussed thereafter. ARS Multicap Equity Accounts (for institutions only) - .80% per annum of the first $25 million, .70% per annum of the next $25 million and to be discussed thereafter. The management fees for certain clients may differ from the above schedule because those client's fees are grandfathered or because of relationships with the applicant or other accounts. For institutional accounts, certain asset or fee minimums may apply. A.R. Schmeidler & Co. Inc. claims compliance with the Global Investment Performance Standards (GIPS) and has prepared and presented this report in compliance with the GIPS Standards. A.R. Schmeidler & Co. Inc. has been independently verified for the periods 12/31/09 through 6/30/11. Verification assesses whether (1) the firm has complied with all the composite construction requirements of GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with GIPS standards. The ARS Multicap, ARS Balanced Institutional and ARS Equity Strategy +1.5 million composites have been examined for the periods 12/31/99 through 6/30/2011. The verification and performance reports are available upon request. Benchmark Definition -Russell 3000 is a Stock index consisting of the 3000 largest publicly listed U.S. companies, representing about 98% of the total capitalization of the entire U.S. stock market The S&P 500 is an index of 500 stocks chosen for market size, liquidity and industry grouping, among other factors. The S&P 500 is designed to be a leading indicator of U.S. equities and is meant to reflect the risk return characteristics of the large cap universe. Companies included in the index are selected by the S&P Index Committee, a team of analysts and economists at Standard & Poor's. The S&P 500 is a market value weighted index - each stock's weight is proportionate to its market value. Definition of the Firm A.R. Schmeidler & Co. Inc. (ARS), a wholly owned subsidiary of Hudson Valley Bank, is a registered investment advisor under the Investment Advisors Act of 1940. The firm exercised complete discretion over the selection, capitalization, asset management, and disposition of investment portfolios. Composite Definition The Multicap Equity Strategy Composite includes all actual fee-paying, discretionary institutional portfolios managed by the Firm in an all cap equity strategy with an absolute return-oriented focus having a minimum initial portfolio size of $5 million. Portfolios that initially do not qualify are later included if their asset size increases above the minimum requirement for one full period, as defined as one quarter. Portfolios that initially qualify are not removed later from the composite if their asset size decreases below the minimum requirement due to market fluctuations. The Multicap Equity Strategy requires that equity, equity-like securities, and cash represent a target 90% of the portfolio value. If a portfolio does not have at least a target of 90% of its value in these assets, the portfolio will be removed from the composite for the entire period and will be included in the composite again if its allocation is aligned with the above stated objectives for one full period. The Composite was created in 2007. The Balanced Institutional Composite includes all actual fee-paying, discretionary institutional portfolios managed by the Firm in a balanced strategy with an income focus having a minimum initial portfolio size of $5 million. The portfolios have a target fixed income weighting of 30%, but the target may vary depending upon market conditions. Portfolios that initially do not qualify are later included if their asset size increases above the minimum requirement for one full period. Portfolios that initially qualify are not removed later from the composite if their asset size decreases below the minimum due to market fluctuations. The Composite was created in 2007. The Equity Strategy +1.5 Strategy Composite includes all actual fee-paying discretionary portfolios managed by the Firm in an all cap equity strategy with an absolute return-oriented focus, having a target of 90% of assets in equity, equity-like securities and cash and a minimum initial portfolio size of one and a half million dollars. The composite was created in 2010.
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BALANCE SHEET AND ASSET QUALITY PAUL ULRICH EXECUTIVE VICE PRESIDENT & CHIEF CREDIT OFFICER September 5, 2012 72
Balance Sheet Positioned for Diversification DECEMBER 31, DECEMBER 31, DECEMBER 31, JUNE 30, ($ IN MILLIONS) 2009 2010 2011 2012 Cash & Cash Equivalents 219 356 95 664 Securities 522 460 521 468 Real Estate: Commercial 784 796 691 634 Construction 256 174 110 96 Residential 455 467 515 559 Commercial & Industrial 275 245 219 231 Other 27 33 29 22 Lease Financing 21 16 13 14 Total Loans (excl. HFS) 1,816 1,732 1,576 1,556 Deferred Loan Fees (5) (4) (4) (3) Allowance for Loan Losses (39) (39) (31) (29) Loans, Net (excl. HFS) 1,773 1,689 1,541 1,524 Total Assets 2,666 2,669 2,798 2,816 Deposits 2,173 2,234 2,425 2,440 Borrowings 177 124 70 59 Stockholders' Equity 294 290 278 293

Successful Measures to Reduce Concentrations

CONCENTRATION MEASURES	Q4-11	Q1-12	Q2-12	TARGET
CRE % of Risk Based Capital	558.0%	401.9%	365.4%	< 400%
Classified Loans % of Risk Based Capital	60.1%	26.6%	24.6%	< 25%

Note: Concentration metrics reflect committed balances as measured against risk-based capital.

LOAN SALES REDUCED CONCENTRATION MEASURES TO TARGET LEVELS

- Transferred $474 million in performing and nonperforming loans to held-for-sale at December 31, 2011
  - Recognized $60 million in pre-tax market valuation adjustments
- Sold $474 million in held-for-sale loans in 1Q12
  - Recognized $16 million in pre-tax gains on loan sales

REDEPLOYMENT OF EXCESS LIQUIDITY UNDERWAY

- In 1Q12 purchased $65 million in residential jumbo ARMs supported by in-market collateral
  - Average yield is 3.76%. Average loan size is $1.32 million, with market location almost entirely in Connecticut and suburban NYC area.

Hudson Valley Holding Corp. 74
Balance Sheet Strategy Maintain CRE targets relative to capital Continue to maintain capital levels above regulatory minimums for banks Both current and future industry regulatory minimums Grow C&I lending $ and portfolio % Further diversify loan portfolio Expand offering for small- and mid-sized commercial customers and their principals in Metro NYC
Liquidity Deployment and Portfolio Diversity Primarily in our metro New York markets Enhancing and complementing small- and mid-sized commercial banking customer focus Additional opportunities outside CRE Possible initiatives include: Additional asset purchases Loan participations Diversification
Liquidity Deployment: In-Market Participations Build on longstanding CRE-participation experience with new opportunities Continue to underwrite both the borrower and the lead lender Some examples New large-regional bank relationship Participations on upper middle market and large corporate C&I New peer-bank relationship Receivables financing Mortgage warehouse financing Other non-CRE lending
Liquidity Deployment: Diversifying Offering New products for our niche commercial customers and their owners, principals and managers Focused on metro New York Some examples Equipment leasing Excellent opportunities for deals sized from $250,000 to $5 million Categories including building equipment (e.g. HVAC), business, office, medical, dental and light industrial equipment Jumbo residential mortgage and home equity products complementing commercial For existing commercial customer owners, principals and managers, a broader array of competitive residential options than previously For prospective customers, a whole new line of products at our bankers' disposal to develop new commercial relationships No retail marketing or advertising
Strength in Diversified Commercial Lending (1) Total is gross of unearned income. 83 % LOAN COMPOSITION - June 30, 2012
Composition of Commercial Loans BALANCE OUTSTANDING AT JUNE 30, 2012 (IN MILLIONS) BALANCE OUTSTANDING AT JUNE 30, 2012 (IN MILLIONS) BALANCE OUTSTANDING AT JUNE 30, 2012 (IN MILLIONS) BALANCE OUTSTANDING AT JUNE 30, 2012 (IN MILLIONS) SEGMENT C&I INVESTOR-OWNED CRE OWNER-OCCUPIED CRE TOTAL C&I + CRE Attorney $15 $4 $5 $24 Municipalities 1 3 0 4 Not For Profit 82 15 106 203 General Business 78 142 96 316 Property Managers & Real Estate Investors 55 241 22 318 TOTAL $231 $405 $229 $865 Table excludes Construction & Development loans.
Loan Portfolio Granularity LOAN AMOUNT TIER % OF DOLLARS OUTSTANDING BY SIZE OF LOAN % OF LOANS OUTSTANDING BY NUMBER OF LOANS < $250,000 6.41% 64.26% $250,000 to <$1 million 20.16% 20.79% $1 million to < $5 million 52.30% 13.35% $5 million and greater 21.13% 1.60% Total 100.00% 100.00% JUNE 30, 2012 Table excludes Residential loans.
Portfolio De-Risked with CRE Reduction Sensitivity to CRE market swings has been reduced significantly while risk inherent in unsecured commercial and industrial loans will increase SEGMENTS (AGGREGATED) RISK APPETITE AS % OF TOTAL RISK BASED-CAPITAL* ACTUAL AS % OF TOTAL RISK-BASED CAPITAL* Total CRE + Owner-Occupied 400% 365.4% C&I Secured 54% 53.1% C&I Unsecured 103% 82.7% Retail 165% 151.7% Total 722% 652.9% *Risk appetite and actual concentration metrics reflect committed balances as measured against risk-based capital. JUNE 30, 2012
Portfolio Granularity - Risk Ratings TOTAL (IN MILLIONS)* PASS SPECIAL MENTION SUB-STANDARD Commercial Real Estate: Owner occupied $229 76.3% 10.7% 13.0% Non owner occupied 405 97.3% 1.4% 1.3% Construction: Commercial 43 68.3% 22.5% 9.2% Residential 53 90.7% 1.7% 7.6% Residential: Multifamily 213 99.2% 0.2% 0.6% 1-4 family 102 77.7% 13.0% 9.3% Home equity 2 0.0% 0.0% 100.0% Commercial & Industrial 231 92.3% 1.8% 5.9% Lease Financing & Other 32 95.7% 3.5% 0.8% Total Loans $1,310 90.1% 4.6% 5.3% *Total of non- homogeneous loans individually classified as to credit risk as of the most recent analysis performed.. % of "Pass" Rated Loans Portfolio Risk Ratings at June 30, 2012
Portfolio Granularity - Delinquencies % OF TOTAL LOANS % OF TOTAL LOANS % OF TOTAL LOANS % OF TOTAL ASSETS % OF TOTAL ASSETS % OF TOTAL ASSETS 6/30/2012 3/31/2012 12/31/2011 6/30/2012 3/31/2012 12/31/2011 31-89 days Past Due incl. NAL 0.60% 1.10% 0.32% 0.33% 0.65% 0.18% 90+ days Past Due incl. NAL 1.43% 1.21% 1.35% 0.79% 0.71% 0.76% Total Past Due incl. NAL 2.03% 2.31% 1.67% 1.12% 1.36% 0.94% Total Nonaccrual Loans (NAL) 2.53% 1.69% 1.90% 1.40% 0.99% 1.07% Note: Balances exclude Loans Held For Sale
Asset Quality Measures Strengthen Balance Sheet NONACCRUAL LOANS / TOTAL ASSETS % LOAN LOSS RESERVE / GROSS LOANS % LOAN LOSS RESERVE / NONACCRUAL LOANS % NET CHARGEOFFS / AVERAGE NET LOANS % Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of June 30, 2012. 1H 2012
Strong Capital Position TANGIBLE COMMON EQUITY / TANGIBLE ASSETS % LEVERAGE RATIO % TIER 1 RISK BASED CAPITAL RATIO % TOTAL RISK BASED CAPITAL RATIO % Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of June 30, 2012.
Balance Sheet and Asset Quality Summary Positioned for loan portfolio diversification with current balance sheet composition, capital levels and surplus liquidity Disciplined execution is underway, with due diligence on external partnership and purchasing opportunities a priority Conservative underwriting culture enhanced by added process discipline through best-practice implementation
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September 5, 2012 PANEL DISCUSSION: ADOPTING BEST PRACTICES STEVE BROWN PRESIDENT & CEO SUSAN CULLEN EVP & CRO FRANK SKUTHAN EVP & COO 89
Best Practice Implementation Objective is to gain competitive advantage while maintaining compliance More nimble in adapting to new environments, products, and competitors More effectively serve our niche markets with an even broader array of customized products that meet their needs Our Metro NYC small- and mid-sized commercial customers remain our foundation and our priority What changes is the number and diversity of products offered to serve them, and our capability for more precisely balancing customer demand with our capital plan
Capital Management Strategy Constructing a framework to measure and manage capital allocation with greater precision in order to: Better anticipate and stay ahead of external market, regulatory and environmental changes Secure higher long-term rates of return and maximize shareholder value And return value to shareholders through cash dividends Maintain Hudson Valley's continuously "Well Capitalized" regulatory capital position Under bank's regulatory requirements today Under future Basel III requirements that are understood to be applied to U.S. banks, including those of our size
Enhanced Policies and Procedures By enhancing our ERM plan, we aim to gain a competitive edge that will further our ability to create long-term shareholder value Allows us to quickly react to ever-changing environment Allows efficient and thorough due diligence for new products, geographies, etc. - understanding the potential impact to P&L, BS, and capital Strengthens the control environment/regulatory compliance while anticipating future changes Training and development = more knowledgeable staff = more efficient staff More controlled, less volatile, growth Allows for longer term capital planning Granularity in evaluating credit risk "Deep dive" in evaluating the risk scenarios laid out by regulators Internal audit contributes to continuous process improvement

Implementation Update As balance sheet transitions, we're actively implementing a range of best practices: Diversification of credit risk - reducing concentrations Through development of new products for niche customers Capital management - focus on risk-adjusted returns Expanded ERM plan, with enhanced policies and procedures Senior level new hires in new positions Susan Cullen, Executive Vice President & Chief Risk Officer Carmela Ricottone, Senior VP, Product Strategy & Development Jesus Moreno, Senior VP & Treasurer Frank Norek, First VP & Audit Director
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HUDSON VALLEY: AN EFFICIENT OPERATOR STEVE BROWN PRESIDENT & CHIEF EXECUTIVE OFFICER September 5, 2012 95
Efficiency is Key in High-Touch Business Model "PRIVATE BANK" BUSINESS MODEL SUCCEEDS BECAUSE OF: Narrowly targeted niche business approach Institutional focus fully directed to targeted segments - no mass market efforts High-touch client-RM relationships Opportunity and incentive structure attracts talent from some of the best operators in the business RMs are successful at attracting and retaining low-cost, stable deposits and profitable loans MAINTAINING EFFICIENT OPERATIONS IS KEY TO BALANCING COST OF A SERVICE-ORIENTED MODEL Small branch network No centralized call center - RMs & Branches are the first and only point of client contact Non-price sensitive core deposit base limits need for wholesale funding and expensive rate promotions Referrals and Business Development Board provide low-cost and effective marketing
Historical Success in Outperforming Peers OPERATING EXPENSE CONTROL HAS SUPPORTED A MID-50% EFFICIENCY RATIO OVER THE PAST FIVE YEARS Reflects an efficient approach to collecting deposits, with minimal branch network Stable, non-price-sensitive deposits support highly competitive deposit funding costs, increasing net interest income Efficiency Ratio as reported by SNL. Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of June 30, 2012. Mid-50% efficiency ratio = favorable to peers Excess cash on balance sheet + increasing compliance costs
Efficiency Headwinds - Expenses STRATEGIC INVESTMENTS COMPLIANCE & BEST PRACTICES Focused branch network expansion 1 new branch in 2012 Takes 3-4 years on average to recoup investment in branches Expanding lending capabilities Utilizing external resources with expertise in C&I lending Utilizing external resources with residential real estate lending infrastructure in place Core systems conversion Completed in June 2012 All banks experiencing changes in regulations, at an increasing pace Implementing risk management systems and capital management framework typical of a $10-$25 billion bank, with our $3 billion balance sheet Senior-level new hires Utilizing external consultants to accelerate adoption of best practices, thus accelerating enhanced competitive positioning WE ARE BEARING ELEVATED COSTS TODAY TO ENHANCE FUTURE COMPETITIVE POSITIONING
Core Conversion Aimed at Efficiency STRATEGIC INVESTMENT IN CORE SYSTEMS CONVERSION A LONG-TERM EFFICIENCY PLAY Investments in infrastructure and operating systems today increases efficiency tomorrow: More robust profitability data, enhancing capital allocation decisions Sophisticated customer data tracking, informing quicker and more targeted product developments and pricing decisions Seamless integration of and access to multiple systems, streamlining and automating manual efforts Automated credit information expedites review and remediation of credits at risk
Efficiency Headwinds - Revenue EXCESS CASH POSITION FROM 1Q12 LOAN SALES COMPRESSING NET INTEREST INCOME Disciplined redeployment is underway and will take time
Focus on Growing Fee Revenue FEE INCOME A KEY FOCUS While net interest income is the primary source of Hudson Valley's revenue, we have been successful in diversifying revenue sources Over the last 10 years we have grown fee income from 5% of total revenue to more than 15% We see opportunity to gain more asset management and trust revenue Fee Income excludes realized gains and losses on investment securities and other non-recurring items as defined by SNL. Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of June 30, 2012.
Schmeidler = Diversified Fee Income Source Fee Income and Total Revenue exclude realized gains and losses on investment securities and other non-recurring items as defined by SNL. HVB acquired ARS in October 2004 A.R. SCHMEIDLER Meaningful and non-capital intensive source of diversification and fee revenue for HVB
Redeployment Aimed at Balance Sheet Efficiency EFFICIENCY REFLECTS ABILITY TO PROFITABLY ALLOCATE BALANCE SHEET Our balance sheet is in transition Redeployment efforts underway to diversify balance sheet in a profitable way We are implementing three approaches simultaneously: Asset purchases - NEAR TERM $65 Million in Residential ARMs purchased in 1Q12 Evaluating others Loan participations with other institutions - NEAR & LONG TERM Leveraging other institutions' expertise and infrastructure for C&I and residential real estate lending Building internal ability to originate, underwrite and service non-CRE credits - LONG TERM Focus is on C&I and residential lending that is tied to our niche business targets - lines of credit, term loans, leases, ABL, jumbo mortgage, home equity for the principals of our existing clients
HVB: An Efficient Core Operator A mindset of efficiency is in our DNA Intend to execute on strategic plan to ensure investments today foster efficiency gains tomorrow
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September 5, 2012 MARKET POTENTIAL IN METRO NEW YORK MIKE GILFEATHER EVP & CAO FRANK SKUTHAN EVP & COO 106
Hudson Valley's Market Definition SEVEN COUNTY MARKET - FIVE IN NY AND TWO IN CT Westchester Manhattan Brooklyn Bronx Rockland Fairfield New Haven There are more than 43,000 small and middle market companies with revenues of $1 million or more in this market
New York Metro Market Profile BANK DEPOSITS & COMPETITIVE ENVIRONMENT HVB competes against national, regional and local banks There are 148 banks operating in this New York Metro Market (1) The seven county market is deposit rich - more than three-quarters of a trillion dollars (1) If this market were a state, it would rank 3rd in deposit size - behind California with $885.0 billion and well ahead of Texas with $543.7 billion 1 - FDIC Summary of Deposits as of June 30, 2011 SUMMARY OF DEPOSITS BY STATE(1) SUMMARY OF DEPOSITS BY STATE(1) SUMMARY OF DEPOSITS BY STATE(1) RANK STATE DEPOSITS ($ IN 000) 1 New York $ 990,174,454 2 California $ 885,006,110 HVB's NY Metro Market $ 776,925,952 3 Texas $ 543,733,476 4 Florida $ 411,157,405 5 Illinois $ 370,947,246
New York Metro Market Profile NICHE BUSINESSES Just as this market is deposit rich, it is also rich with HVB's targeted niche businesses We have leading market share among Westchester attorneys and property managers High growth potential in all other segments and counties, each with HVB market share currently <2% HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) HVB NICHE BUSINESS BY COUNTY (1) Segment MANHATTAN BROOKLYN BRONX WEST-CHESTER ROCKLAND FAIRFIELD NEW HAVEN TOTAL Attorney 9,200 1,810 522 2,347 606 1,972 1,461 17,918 Not for Profit 7,673 8,566 3,289 3,407 1,434 3,730 3,681 31,780 Real Estate Investors 4,462 1,302 605 1,001 254 1,186 908 9,718 Property Managers 5,717 3,411 1,404 2,186 584 2,027 1,296 16,625 Municipalities 897 483 309 606 199 675 652 3,821 Sub-Total 27,949 15,572 6,129 9,547 3,077 9,590 7,998 79,862 1 - Dunn & Bradstreet Market Data based on Primary & Secondary NAICS codes DATA DEMONSTRATES TREMENDOUS UNTAPPED ORGANIC GROWTH POTENTIAL IN HVB'S CORE NICHE MARKETS

New York Metro Market Profile

DEMOGRAPHICS

- Along with being rich in deposits and HVB's niche businesses, the market also has very favorable demographics

Consumer Demographics[1]	MANHATTAN	BROOKLYN	BRONX	WESTCHESTER	ROCKLAND	FAIRFIELD	NEW HAVEN	TOTAL
Population	1,585,873	2,504,700	1,385,108	949,113	311,687	916,829	862,477	**8,515,787**
Housing Units[2]	847,090	1,000,293	511,896	370,821	104,057	361,221	362,004	**3,557,382**
Home ownership rate	22.8%	30.3%	20.7%	62.7%	71.0%	70.7%	65.3%	**N/A**
Persons per household, 2006-2010	2.09	2.68	2.79	2.64	3.02	2.66	2.51	**N/A**
Median household income 2006-2010	$64,971	$43,567	$34,264	$79,619	$82,534	$81,268	$61,114	**N/A**
Median Income Per Capita	$59,149	$23,605	$17,575	$47,814	$34,304	$48,295	$31,720	**N/A**
Unemployment Rate[3]	8.8%	11.0%	14.0%	7.5%	7.3%	7.6%	9.3%	**N/A**
Business Demographics[4]								
Revenues: < $1 million	142,330	89,645	31,295	57,894	18,105	72,094	50,268	**461,631**
Revenues: $1 million - $5 million	14,276	4,351	1,417	3,300	951	3,900	2,869	**31,064**
Revenue: > $5 million	6,735	1,157	442	1,255	269	1,504	941	**12,303**
Revenue: Not reported	18,336	8,777	4,366	5,526	1,614	6,271	5,574	**50,464**
Total Business Entities	**181,677**	**103,930**	**37,520**	**67,975**	**20,939**	**83,769**	**59,652**	**555,462**

[1] 2010 US Census Quick Facts by State | County

[2] A **housing unit** is defined as a house, an apartment, a mobile home, a group of rooms, or a single room that is occupied

[3] County unemployment rates as of June, 2012 Bureau of Labor Statistics [4] Hoovers | D&B

Hudson Valley Holding Corp. 110

HVB's Position in the Market DEPOSIT SHARE Except for Westchester and the Bronx, HVB's market share in each county is less than 1% HVB ranks 28 out of 148 institutions with $2.43 billion in deposits and 0.31% market share (1) HVB is a small market share play in a very large market HVB DEPOSITS BY COUNTY HVB DEPOSITS BY COUNTY HVB DEPOSITS BY COUNTY HVB DEPOSITS BY COUNTY HVB DEPOSITS BY COUNTY County HVB Branches HVB Deposits(1) ($ in 000) HVB Market Share Total Market Deposits (1) ($ in 000) Westchester 18 $ 1,723,387 3.70% $ 46,520,042 Manhattan 5 $ 372,258 0.06% $ 624,040,064 Bronx 4 $ 193,384 1.85% $ 10,474,404 Rockland 1 $ 75,266 0.90% $ 8,327,041 Fairfield 5 $ 56,545 0.18% $ 32,013,229 Brooklyn 1 $ 7,936 0.02% $ 35,963,968 New Haven 1 $ 4,278 0.02% $ 19,587,204 Total NY Metro 35 $ 2,433,054 0.31% $ 776,925,952 (1) FDIC Summary of Deposits as of 6/30/2011 (1) FDIC Summary of Deposits as of 6/30/2011 (1) FDIC Summary of Deposits as of 6/30/2011 (2) HVB currently has 36 branches with the opening of the Suffern branch in Rockland in January, 2012 (2) HVB currently has 36 branches with the opening of the Suffern branch in Rockland in January, 2012 (2) HVB currently has 36 branches with the opening of the Suffern branch in Rockland in January, 2012 (2) HVB currently has 36 branches with the opening of the Suffern branch in Rockland in January, 2012 (2) HVB currently has 36 branches with the opening of the Suffern branch in Rockland in January, 2012
HVB's Position in the Market NICHE BUSINESSES In the legacy Westchester market: The bank has significant market penetration with Attorneys, Property Managers, Not-For-Profits, Municipalities and Real Estate Investors For example, in Westchester County the Bank has leading market share with local attorneys and property managers In the newer markets, where the bank has been operating for ten years or less: The bank's market penetration in these niches is lower This is especially true in a market such as Manhattan with a dense population of niche businesses
HVB General Business Average Loan = $581,000 Businesses in Market > 500,000 > $290 BILLION LENDING OPPORTUNITY AS OF JUNE 30, 2012 AS OF JUNE 30, 2012 AS OF JUNE 30, 2012 AS OF JUNE 30, 2012 SEGMENT % OF STRATEGIC CLIENT RELATIONSHIPS % OF TOTAL BANK DEPOSITS AVERAGE DEPOSITS PER STRATEGIC CLIENT RELATIONSHIP (IN THOUSANDS) % OF STRATEGIC CLIENT RELATIONSHIPS WITH LOANS Attorney 27% 18% $694 32% Not-for-Profit 18% 15% $859 39% Property Managers 5% 15% $3,366 55% Real Estate Investors 14% 6% $489 54% Municipalities 2% 9% $5,016 7% GENERAL BUSINESS 34% 25% $768 53% Total / Average 100% 88% $936 Market Potential Example
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HUDSON VALLEY: INVESTMENT HIGHLIGHTS STEVE BROWN PRESIDENT & CHIEF EXECUTIVE OFFICER September 5, 2012 115
How HVB is Different NICHE MARKET SEGMENTATION IS UNIQUE We go to market in a very focused way We add value by bringing specialized expertise to targeted customers and segments "PRIVATE BANK" APPROACH Service orientation and niche expertise is our focus We are our clients' private bankers, helping them meet all of their financial needs as a trusted partner EXPERIENCE IN DENSE METRO NYC MARKET PRESENTS GROWTH OPPORTUNITIES Opportunities are abundant Small market share gains translate into large profitability gains Our disciplined growth strategy will prioritize opportunities to deliver significant long-term shareholder value
Deposit Growth Drives Long-Term Profitability 67.2% CORE DEPOSITS(1) (1) Core deposits defined as total deposits less time deposits > $100,000 and brokered deposits. December 2006 includes approximately $127 million of deposits as part of New York National Bank acquisition. (2) Peers = Median of US-based, publicly traded commercial banks with assets between $1-$5 billion as of June 30, 2012. CORE DEPOSITS 2000 - Q2 2012 CAGR: 13.0% 95.9% CORE DEPOSITS(1) VS. 86.6% FOR PEERS(2)
HVB Investment Highlights EFFICIENT AND LOW-COST OPERATOR Longstanding record as an efficient operator BALANCE SHEET STEWARD Low deposit funding costs support a NIM that exceeds traditional commercial banks Underwriting and credit quality a key focus Capital ratios in excess of "well capitalized" and prescribed minimums BALANCE SHEET DIVERSIFICATION UNDERWAY Balancing desire to deploy excess liquidity with long-term risk positioning objectives Moving away from commercial real estate focus Diversifying our lending focus to broader in-market C&I opportunities FOCUS ON SHAREHOLDER RETURNS Growing returns to shareholders supports the ability to pay a meaningful dividend Making disciplined investments today to support long-term growth in shareholder value High insider ownership aligns management's and board's interests with shareholders'
HVB Dividend Value HVB DIVIDEND Strong dividend yield, ranging between 2.5%-4.5% For each of the past 27 years HVB has paid a 10% stock dividend
HVB Stock Price Peers = SNL U.S. Bank $1B-$5B Index
HVB Valuation Compared to Peers * August 24, 2012 and August 24, 2011 TODAY* TODAY* TODAY* ONE YEAR AGO* ONE YEAR AGO* ONE YEAR AGO* Dividend Yield Price / Book Price / Tangible Book Dividend Yield Price / Book Price / Tangible Book HVB 4.3% 1.13x 1.23x 4.1% 1.16x 1.27x SNL U.S. Bank $1B-$5B Index 2.0% 1.29x 1.49x 2.2% 1.16x 1.35x Median of $1B-$5B NY-NJ-CT Banks 3.2% 1.13x 1.35x 3.7% 1.03x 1.27x
Key Takeaways from 2012 Investor Day HISTORIC DIFFERENTIATING QUALITIES REMAIN OUR STRENGTH Low-cost core deposit base = source of stable funding for future growth Efficient mindset is in our DNA "Private Bank" approach wins and retains customers AN INCREASINGLY NIMBLE AND SOPHISTICATED BANK Ahead of the curve in adopting best practices typically reserved for $10-$25 billion banks Increased sophistication = heightened competitive edge Developing diversified lending skills as a strategic and tactical focus USING ENHANCED OPERATIONAL EFFECTIVENESS TO OUR ADVANTAGE Quicker reaction to customers' needs Quicker reaction to regulatory and market changes Quicker ability to diversify lending sources and maximize capital allocation Results in: Quicker ability to grow shareholder returns
THANK YOU FOR YOUR INTEREST IN HUDSON VALLEY HOLDING CORP. September 5, 2012
Ticker: HVB www.hudsonvalleybank.com September 5, 2012 APPENDIX FINANCIAL DETAIL AND NON-GAAP RECONCILIATION
Quarterly Summary Financial Highlights (a) Excludes income from loan sales.
Quarterly Loan Balances (1) Total is gross of unearned income.
Non-GAAP Reconciliation (a) Six Months Ended June 30,2012 (b) The loan sale in the first quarter of 2012 resulted in a gross gain of $15,935. Related income taxes totaled $6,564.
Ticker: HVB www.hudsonvalleybank.com September 5, 2012 THANK YOU FOR YOUR INTEREST IN HUDSON VALLEY HOLDING CORP.